UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 26, 2000


                        TRICO MARINE SERVICES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                 0-28316             72- 1252405
(STATE OR OTHER JURISDICTION    (COMMISSION          (IRS EMPLOYER
     OF INCORPORATION)          FILE NUMBER)       IDENTIFICATION NO.)


        250 North American Court, Houma, Louisiana     70363
        (ADDRESS  OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



                              (504) 851-3833
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.   OTHER EVENTS.

     On May 26, 2000, Trico Marine Services, Inc. (the "Company") announced that it had closed its previously announced offering of common stock. The Company sold 4,500,000 shares at $9.00 per share. The offering was underwritten by Johnson Rice & Company L.L.C.

     The offering generated approximately $39 million in net proceeds to the Company, which will be used to repay amounts owed under its revolving credit facility and provide additional working capital.

     On May 26, 2000, the Company issued a press release announcing the closing of the offering, which is included as Exhibit 99 to this Form 8-K and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Exhibits.

         99   Press release issued by Trico Marine Services, Inc. on May
              26, 2000.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRICO MARINE SERVICES, INC.



                              By:        /s/ Victor M. Perez
                                 ---------------------------------
                                           Victor M. Perez
                                 Vice President, Chief Financial Officer,
                                            and Treasurer

Dated: May 26, 2000